UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2004

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 3, 2004, at the 2004 Annual Meeting of Stockholders of Star Scientific, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s 2000 Equity Incentive Plan (the “2000 Plan”).

Each independent director of the Company is granted on the date of such director’s first election to the Board of Directors of the Company, non-statutory stock options to purchase up to 50,000 shares of common stock of the Company, which become vested in three equal installments on the first, second and third anniversary of the date of grant. Under the terms of the 2000 Plan prior to the amendment, each independent director was also awarded an additional annual grant on each anniversary of such director’s election to the Board of an immediately and fully vested non-statutory stock option to purchase up to 25,000 shares of common stock of the Company (the “Annual Award”). The approved amendment increased the number of shares subject to the option to be issued in each Annual Award from 25,000 to 50,000 shares.

The 2000 Plan, amended and restated to reflect the approved amendment, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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Item	9.01. Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

10.1	Amended and Restated Star Scientific Inc. 2000 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: December 9, 2004	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer

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